SERIES A PREF.DOC
PROFESSIONAL TRANSPORTATION GROUP LTD., INC.
1950 SPECTRUM CIRCLE
SUITE B-100
MARIETTA, GEORGIA  30067
ATTENTION:  DENNIS A. BAKAL

                               PURCHASE AGREEMENT

         WHEREAS, PROFESSIONAL TRANSPORTATION GROUP LTD., INC. (the "Company") has determined to sell securities which are exempt from registration under
Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act");
and

         WHEREAS, the subscribing person or persons signing below (singularly or collectively the "Undersigned") hereby subscribes for and agrees to purchase from the Company the number of shares of 4% Convertible Series A Preferred Stock (the "Securities") set forth below in paragraph 4 upon the terms and conditions provided herein and as set forth in the Securities issued by the Company in connection herewith, and agrees, tenders and represents as set forth herein;

         THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

1.            The Company covenants as follows:

         1.01 That the Company shall maintain its status as a corporation in good standing and a reporting issuer within the meaning of the U.S. securities laws; and

         1.02 That the Company will provide the Undersigned with information, subject to limitations dictated by confidentiality and materiality of non-public information, regarding the Company, including annual financial statements, at the Undersigned's request; and

         1.03 That the issuance, sale and delivery of the Securities are within the Company's corporate authority and have been duly authorized by all appropriate corporate action; when such Securities are issued, they will be validly issued, fully paid and non-assessable.

         1.04 The Company intends to file a registration statement with the U.S. Securities and Exchange Commission. The Company undertakes to take the appropriate steps necessary to use its best efforts to cause the registration statement to be declared effective by the SEC, and to keep such registration statement effective for a period of twelve months following such registration, or until such time as all of the Securities offered herein have been converted, whichever is earlier.

         1.05 The terms of the Securities are provided in the Certificate of Designation, which is attached hereto as Exhibit A and incorporated herein by this reference.

2.            The Undersigned covenants as follows:

         2.01 That it is purchasing the Securities in a nonpublic transaction which is exempt from the registration requirements of the Securities Act, is purchasing the Securities for its own account and has no present arrangement at any time to sell the Preferred Stock or common stock into which it is convertible (the "Conversion Shares') to or through any person or entity; provided, however, that by making the representations herein, the Undersigned does not agree to hold such Securities for a minimum or other specific term and reserves the right to dispose of the Conversion Shares at any time in accordance with the terms of the Securities and Conversion Shares and in accordance with federal, state and foreign securities laws applicable to such disposition; and

         2.02 That it is either an accredited or institutional investor as defined by the Securities Act; that it has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities and Conversion Shares; and acknowledges that an investment in the Securities and Conversion Shares is speculative and involves a high degree of risk; and

         2.03 That it is not an affiliate of the Company as defined in the Securities Act, and that following the purchase of the Securities, and the conversion of same, neither the Undersigned nor any of its affiliates will be affiliates of the Company; and

         2.04 That at the time of this offer and sale of the Securities, the Undersigned was not aware of and did not participate in a general solicitation in connection with the offer or sale of the Securities, and that this transaction is not and will not be part of any plan or scheme to evade the Securities Act or its registration provisions; and

         2.05 That it is aware that the Securities are not registered and cannot be sold absent registration or exemption therefrom; and

         2.06 That this Agreement and each other agreement which is requested to be executed by the Undersigned has been duly authorized and validly executed and delivered and is a valid and binding agreement of the Undersigned enforceable against it in accordance with its terms.

         2.07 That the Undersigned and its affiliates shall not in any manner or through any entity, whether related or affiliated or not, engage in short sales of the Company's common stock. In the event that the Company learns of or has suspicion of any such short sales by the Undersigned and its affiliates or through any entity at the direction, either direct or indirect, of the Undersigned and its affiliates, the Company may, without penalty, refuse to continue to convert the Securities into Conversion Shares or to withdraw any pending or effective registration statement with respect to the Conversion Shares.

         2.08 That it covenants that it has reviewed this transaction with its legal counsel and advisors, and covenants that such purchase is in compliance with its national and local securities laws or regulations, and agrees to advise the Company if such laws or regulations require the Company to place any legends or restrictions on the certificates representing the Securities. The Undersigned undertakes to take all steps necessary to ensure that any purchase, offer or sale of the Securities will comply with the laws and regulations of all necessary state, federal or foreign regulatory or self-regulatory authorities and upon request shall provide to the Company opinions of legal counsel regarding such compliance.

3.            Terms of the Subscription Agreement

         3.01 This Subscription Agreement shall become an agreement binding on the Company only if and when executed in the name and on behalf of the Company, and when notice of such execution and acceptance, which may be a copy or similar counterpart hereof, is mailed to the Undersigned.

         3.02 The Company reserves the right to reject any subscription tendered to it, in whole or in part, in which case it will promptly return the consideration tendered herewith to the Undersigned.

          3.03 The Undersigned has reviewed its financial condition and commitments and it is satisfied that it has no immediate foreseeable need to make any disposition of the Securities. The Undersigned understands that the Company may unilaterally refuse to approve any transfer if such would result in the loss of the securities law exemption.

          3.04 The Undersigned acknowledges and understands that no U.S. federal or state agency has made any finding or determination as to the fairness for public investment, nor any recommendation or endorsement, of the Securities. The Undersigned represents that it fully understands the nature of the investment being made and the substantial risks thereof.

          3.05 The Undersigned acknowledges that the Company will advise its transfer agent upon issuance of the Securities of the limitations upon the transfer of such Securities.

          3.06 The Undersigned agrees that it may not convert the Securities until January 1, 2000 as to 1/3 of the Securities, February 1, 2000 as to the second 1/3 of the Securities and March 1, 2000 as to the remainder; provided, however, that if at any time the five-day average of the closing sales price of the Company's Common Stock exceeds $2.00 per share, such restrictions on conversion will terminate.

          3.07 The provisions of this Subscription Agreement shall be construed and enforced according to the laws of the State of Georgia. In the event there is any conflict between any offering or sales material and this Subscription Agreement, the terms set forth in this Subscription Agreement shall be controlling.

          3.08 This Subscription Agreement may be executed in any number of counterparts, all of which shall constitute one and the same agreement. If this Subscription Agreement is entered into by more than one person, all statements and representations herein are made and incurred both jointly and severally by each of the Undersigned.

          3.09 The Undersigned confirms that it has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of the offering, the Company and its business and financial condition and to obtain any additional information which it deems necessary to verify the accuracy of the information contained in any offering or sales materials.

         3. 10 The Undersigned recognizes that an investment in the Company involves certain risks and it has taken full cognizance of and understands all of the risk factors related to the purchase of Securities. The Undersigned acknowledges and understands that the purchase of the Securities involves risk, including the risk of dilution, diminution in value, or total loss of the Undersigned's investment. The Undersigned covenants that it has sufficient knowledge and experience to evaluate the merits and risks involved in the purchase of the Securities.

4.        Purchase of Securities:

         4.01 The price for purchase of the Securities is a minimum of $1,000 per share and the aggregate consideration for the Securities (the "Total Price") is the total of $1,000 multiplied by ________ shares being purchased for a Total Price of $_____________.

         4.02 The Undersigned shall tender the Total Price by forwarding this Subscription Agreement to the Company, or to its designated agent, at the above address, and by transmitting guaranteed U.S. funds via wire transfer in the amount of the Total Price payable to the order of the Company, or its escrow agent.

         4.03 The Undersigned requests that the Certificate or Certificates for the Securities purchased hereunder be registered in the name subscribed below and the registered address of such security holder in the Company stock register or books will be the address set forth below:

Name:
     ---------------------------------------------
Address:
        ------------------------------------------

        ------------------------------------------

Telephone:
          ----------------------------------------

Facsimile:
          ----------------------------------------

         The Undersigned attests that its offices are maintained at the address listed above.

         IN WITNESS WHEREOF, the Undersigned has caused this Agreement to be executed as of this _______ day of October, 1999.


                          ----------------------------------------------------
                          Name of Investor

                          By:
                             -------------------------------------------------
                          Name:
                               -----------------------------------------------
                          Title:
                                ----------------------------------------------


Agreed and accepted on this _____ day of October, 1999.

Professional Transportation Group Ltd., Inc.


By:
  ---------------------------------------------------
Name:
     ------------------------------------------------
Title:
      -----------------------------------------------